Exhibit 10.4

TERMINATION AND RELEASE AGREEMENT

This Termination and Release Agreement (this "Agreement"), dated as of June 22, 2026, is made by and between Honeywell International Inc., a corporation organized under the Laws of the State of Delaware ("Honeywell"), and Resideo Technologies, Inc., a corporation organized under the Laws of the State of Delaware ("Resideo" and, together with Honeywell, the "Parties" and each a "Party"). Capitalized terms used but not defined herein shall have meanings ascribed to such terms in the TMA (as defined below), and if not defined in the TMA, as defined in the Separation Agreement (as defined in the TMA).
WHEREAS, Honeywell and Resideo are parties to that certain Tax Matters Agreement, dated as of October 19, 2018 (as may be amended or modified from time to time, the ("TMA"), which was entered into as part of the spin-off of Resideo from Honeywell; and
WHEREAS, Honeywell and Resideo desire to terminate the TMA, in consideration of a one-time cash payment of $11,600,000 by Resideo to Honeywell, on and subject to the terms set forth herein (the "Termination Payment").
NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.    Termination Payment. On the date hereof, as consideration for termination of the TMA in accordance with Section 2, Resideo shall pay, or cause to be paid, to Honeywell the Termination Payment by wire transfer of immediately available U.S. dollars to such account or accounts as Honeywell shall have specified in writing to Resideo prior to the date hereof.
2.    Termination. Each Party hereby confirms and agrees that, effective as of the receipt of the Termination Payment by Honeywell, the TMA is hereby automatically terminated (including with respect to any provision thereunder that purports to survive any termination of the TMA in accordance with its terms), without any further Liability or further obligation to the other Party of any of such Party's Subsidiaries, except that Section 5.01(a) and (c) (Cooperation), Section 5.05 (Treatment of Indemnity Payments), Section 6.07(a) (Counterparts; Entire Agreement), Section 6.08 (Dispute Resolution) (without giving effect to the reference to Section 5.06 of the TMA therein), Section 6.09 (Governing Law; Jurisdiction) (without giving effect to the reference to Section 5.06 of the TMA therein), Section 6.10 (Waiver of Jury Trial), Section 6.14 (Severability), Section 6.15 (Headings), Section 6.16 (Waivers of Default), Section 6.17 (Specific Performance), Section 6.18 (Court-Ordered Interim Relief) and Section 6.20 (Interpretation) of the TMA (collectively, the "Surviving Provisions") shall survive the termination of the TMA and remain in full force and effect.
3.    Representations and Warranties. Each Party hereby represents and warrants to the other Party as follows:
(a)    Organization; Good Standing; Power. Such Party is duly organized, validly existing and in good standing under the Laws of the State of Delaware. Such Party has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.
(b)    Authority. This Agreement has been duly authorized by all necessary corporate action of such Party, and this Agreement has been duly executed and delivered by such Party and constitutes a valid and legally binding obligation of such Party, enforceable against such Party in accordance with its terms, except to the extent such enforceability may be subject to, and limited by, applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar Laws affecting the enforcement of creditors' rights generally, and general equitable principles.
(c)    Conflicts. The execution and delivery by such Party of this Agreement does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with, or result in any violation of or default under any provision of, the organizational documents of such Party, (ii) violate or conflict with any Law or order to which such Party is subject, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract to which such Party is a party or by which its assets or properties are bound, except in each case of clauses (ii) and (iii), as would not materially and adversely affect such Party's performance under this Agreement or the consummation of the transactions contemplated hereby.
(d)    Litigation. As of the date hereof, there are no proceedings pending or, to such Party's knowledge, threatened against such Party, at Law or in equity, that are reasonably likely to prohibit or restrain the ability of such Party to enter into this Agreement, or which would have a material and adverse effect on such Party's performance under this Agreement or the consummation of the transactions contemplated hereby.
(e)    Consents. No Governmental Approvals are required to be obtained or made by or with respect to such Party in connection with the consummation of the transactions contemplated hereby.
4.    Confidentiality; Publicity.
(a)    This Agreement and the related discussions and negotiations between the Parties shall be treated as confidential and may not be used, circulated, quoted or otherwise referred to in any document by any Party except with the prior written consent of the other Party in each instance; provided, that no such written consent is required for any disclosure of this Agreement or (in the case of the immediately following clauses (ii) and (iii)), the related discussions or negotiations between the Parties (i) to the extent it is made publicly available as contemplated by Section 4(b), (ii) to the extent required by applicable Law (in which case the disclosing Party shall provide the other Party prior notice of such disclosure, an opportunity to contest such disclosure and a reasonable opportunity to review and comment on such required disclosure and consider in good faith any comments provided by such other Parties in advance of any such public disclosure being made) or (iii) on a strictly confidential basis, to the disclosing Party's Affiliates and its and their representatives who need to know of this Agreement or such related discussions and negotiations.
(b)    Notwithstanding the foregoing, (a) the Parties acknowledge and agree that Resideo shall file a Current Report on Form 8-K which shall describe the transactions contemplated by this Agreement and may include as an exhibit thereto a copy of this Agreement, and Resideo shall provide to Honeywell, a reasonable opportunity to review and comment on any

Current Report on Form 8-K and consider in good faith any comments provided by Honeywell in advance of any such filing being made, (b) the Parties (or their Affiliates) shall be permitted to make any other public statement that discloses information related to this Agreement or the transactions contemplated hereby that is consistent with the information set forth in or disclosed in the documents or filings referred to in the immediately preceding clause (a), including any such statement included in any registration statement on Form 10 or other filing or disclosure made by an Affiliate of Resideo in connection with the spin-off of its ADI Global Distribution business, and (c) nothing contained in this Section 4 shall limit the right of any Party to enforce its right under this Agreement, including making any filings required to enforce such rights.
5.    Releases.
(a)    In further consideration of the transactions contemplated by this Agreement, effective as of the receipt of the Termination Payment by Honeywell, Honeywell on behalf of itself and its Subsidiaries and their respective successors and assigns and any Person that, directly or indirectly, derives rights through Honeywell or any Subsidiary thereof (collectively, the ("Honeywell Releasors") hereby irrevocably and unconditionally waives, releases and discharges each Resideo Releasee (as hereinafter defined) from any and all Liabilities that such Honeywell Releasor now has or hereafter may have, whether known or unknown, whether now existing or hereafter arising, whether arising at Law or in equity, against Resideo or any current or former Subsidiary thereof or any of their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys, advisors and other representatives of each of the foregoing (collectively, the "Resideo Releasees"), that relate to, arise out of or otherwise are in connection with the TMA or any other Tax-related Liabilities that relate to, arise out of or otherwise are in connection with the Separation Agreement or the Ancillary Agreements, other than Tax-related Liabilities under the Employee Matters Agreement (which shall continue to survive) (collectively, the "Honeywell Released Claims"). Notwithstanding anything to the contrary stated herein, the foregoing waiver, release and discharge does not waive, release or discharge (and the Honeywell Released Claims do not include), any claims by any Honeywell Releasor pursuant to (A) this Agreement, (B) the Surviving Provisions arising after the date hereof, which shall remain in full force and effect, or (C) ordinary course commercial agreements entered into between the Parties or their respective Subsidiaries that provide for the purchase of products or services or lease of property, including in respect of any Tax-related Liabilities arising thereunder.
(b)    In further consideration of the transactions contemplated by this Agreement, effective as of the receipt of the Termination Payment by Honeywell, Resideo on behalf of itself and its Subsidiaries and their respective successors and assigns and any Person that, directly or indirectly, derives rights through Resideo or any Subsidiary thereof (collectively, the "Ressideo Releasors") hereby irrevocably and unconditionally waives, releases and discharges each Honeywell Releasee (as hereinafter defined) from any and all Liabilities that such Resideo Releasor now has or hereafter may have, whether known or unknown, whether now existing or hereafter arising, whether arising at Law or in equity, against Honeywell or any current or former Subsidiary thereof or any of their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys, advisors and other representatives of each of the foregoing (collectively, the "Honeywell Releasees"), that relate to, arise out of or otherwise are in connection with the TMA or any other Tax-related Liabilities that relate to, arise out of or otherwise are in connection with the Separation Agreement or under the Ancillary Agreements, other than Tax-related Liabilities under the Employee Matters Agreement (which shall continue to survive) (collectively, the "Resideo Released Claims" and, together with the

Honeywell Released Claims, the "Released Claims"). Notwithstanding anything to the contrary stated herein, the foregoing waiver, release and discharge does not waive, release or discharge (and the Resideo Released Claims do not include), any claims by any Resideo Releasor pursuant to (A) this Agreement, (B) the Surviving Provisions arising after the date hereof, which shall remain in full force and effect, or (C) ordinary course commercial agreements entered into between the Parties or their respective Subsidiaries that provide for the purchase of products or services, including in respect of any Tax-related Liabilities arising thereunder.
(c)    It is further agreed and understood that the releases set forth in the immediately preceding clauses (a) and (b) (the "Releases") are full and final releases of all of the Released Claims whether known or unknown, fixed or contingent, manifested or unmanifested. Each of Honeywell, on its behalf and on behalf of the Honeywell Releasors, and Resideo, on its behalf and on behalf of the Resideo Releasors, (i) hereby waives the protection of any provision of any Law that would operate to preserve Released Claims that are unknown as of the date hereof, and (ii) acknowledges that the Released Claims include claims which it or they do not know or suspect exist, and hereby waives all rights which may exist under California Civil Code Section 1542, which provides as follows: "A general release does not extend to claims the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release, and that if known by him or her would have materially affected his or her settlement with the debtor or released party."
(d)    Honeywell shall not make, and, to the extent controlled by Honeywell or any of its Subsidiaries, shall not permit any other Honeywell Releasor to make, any claim or demand, or commence any action, suit or proceeding asserting any claim or demand, including any claim of contribution or any indemnification, against Resideo or any other Resideo Releasee with respect to any Released Claims, provided that (for the avoidance of doubt) nothing contained herein shall limit any rights or remedies of Honeywell or any Subsidiary thereof pursuant to this Agreement or in respect of the Surviving Provisions arising after the date hereof. Resideo shall not make, and shall not permit any other Resideo Releasor to make, any claim or demand, or commence any action, suit or proceeding asserting any claim or demand, including any claim of contribution or any indemnification, against Honeywell or any other Honeywell Releasee with respect to any Released Claims, provided that (for the avoidance of doubt) nothing contained herein shall limit any rights or remedies of Resideo or any Subsidiary thereof pursuant to this Agreement or in respect of the Surviving Provisions arising after the date hereof.
6.    Miscellaneous.
(a)    Incorporation by Reference. The provisions of Section 6.07(a) (Counterparts; Entire Agreement), Section 6.08 (Dispute Resolution) (without giving effect to the reference to Section 5.06 of the TMA therein), Section 6.09 (Governing Law; Jurisdiction) (without giving effect to the reference to Section 5.06 of the TMA therein), Section 6.10 (Waiver of Jury Trial), Section 6.14 (Severability), Section 6.15 (Headings), Section 6.16 (Waivers of Default), Section 6.17 (Specific Performance), Section 6.18 (Court-Ordered Interim Relief) and Section 6.20 (Interpretation) of the TMA are hereby incorporated herein by reference and shall apply mutatis mutandis to this Agreement.
(b)    Tax Treatment. The Parties intend that the tax treatment of Indemnity Payments described in Section 5.05 of the TMA apply to the Termination Payment, such that the Termination Payment will be treated by Honeywell and Resideo for all applicable Tax purposes as a distribution from Resideo to Honeywell occurring immediately prior to the Distribution, and the Parties agree that the provisions of Section 5.05 of the TMA shall apply mutatis mutandis to the Termination Payment.

(c)    Assignability; Transfer; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any Party without the prior written consent of the other Party (consent to be provided in such Party's sole discretion). There are no third party beneficiaries of this Agreement and no Person other than the Parties shall have the right to enforce this Agreement, except that the Honeywell Releasees and Resideo Releasees (including any such Honeywell Releasees or Resideo Releasees that cease or ceased to be Subsidiaries thereof, whether prior to or following the date hereof) shall be third party beneficiaries of this Agreement (including the releases set forth herein) and shall have the right to benefit from and enforce this Agreement as if it were an original party hereto.
(d)    Amendments. No provisions of this Agreement shall be deemed amended, supplemented or modified by any Party, unless such amendment, supplement or modification is in writing and signed by each Party.
(e)    Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, each Party shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at Law or in equity, and all such rights and remedies shall be cumulative. No Party shall oppose the granting of such relief on the basis that money damages are an adequate remedy. The Parties agree that the remedies at Law for any breach or threatened breach hereof, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at Law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived.
(f)    Survival. The Parties, intending to modify any applicable statute of limitations, hereby agree that the representations and warranties of the Parties contained in this Agreement will survive for a period of three (3) years following the date hereof. The covenants and agreements set forth in this Agreement that by their terms are required to be performed in whole or in part after the execution and delivery of this Agreement will survive such execution and delivery and the consummation of the transactions contemplated hereby until they have been performed or satisfied.
(g)    Further Assurances. Each Party shall execute and cause to be delivered to each other Party such instruments and other documents, and shall take such other actions, as such other Party may reasonably request for the purpose of carrying out or evidencing the Termination Payment and the consummation of the other transactions contemplated hereby, including the termination of the TMA.
(h)    Notices. All notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed to be properly delivered, given and received: (1) if delivered by hand, when delivered; (2) if sent via an international courier service, upon receipt or upon refusal to accept delivery; and (3) if sent by email, when sent, provided that (i) the subject line of such email states that it is a notice delivered pursuant to this Agreement and (ii) the sender of such email does not receive a written notification of delivery failure. All notices and other communications hereunder shall be delivered to the address or email address set forth beneath the name of such Party below (or to such other address, or email address as such Party shall have specified in a written notice given to the other Party):

If to Honeywell:
Honeywell International Inc. 300 South Tryon Street Charlotte, NC 28202
Attention: Su Ping Lu, Jimmy Steinberg, Jake Wasserman Email:    Suping.lu@honeywell.com,
jimmy.steinberg@honeywell.com, jake.wasserman@honeywell.com
with a copy (which shall not constitute notice) to:
Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza
New York, NY 10006
Attention: Craig B. Brod, Amy R. Shapiro, Kimberly R. Spoerri, Helena K. Grannis
Email:    cbrod@cgsh.com,
ashapiro@cgsh.com,
kspoerri@cgsh.com,
hgrannis@cgsh.com

If to Resideo:

Resideo Technologies, Inc. 16100 N. 71st Street, Suite 550
Scottsdale, AZ 85254
Attention: Jeannine J. Lane, Joshua Foster and Kevin Gorman
Email:    Jeannine.Lane@resideo.com,
Joshua.Foster@resideo.com,
Kevin.Gorman2@resideo.com

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP 787 Seventh Avenue
New York, NY 10019
Attention: Russell L. Leaf, Jared Fertman, Tej Prakash
Email:    rleaf@willkie.com,
jfertman@willkie.com,
tprakash@willkie.com

[Signature Pages to Agreement Follow]

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized officers to execute this Agreement as of the date first written above.
HONEYWELL INTERNATIONAL INC.

By: /s/ James Steinberg
Name: James Steinberg
Title: SVP, M&A

RESIDEO TECHNOLOGIES, INC.

By: /s/ Michael Carlet
Name: Michael Carlet
Title: Chief Financial Officer

[Signature Page to Termination and Release Agreement]